================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                               _________________


                                  FORM 8-K/A/2


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                 June 13, 1995
                                 -------------

                Date of Report (Date of earliest event reported)


                          SIERRA HEALTH SERVICES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                     Nevada
                 (State or Other Jurisdiction of Incorporation)


                    1-8865                                88-0200415
           (Commission File Number)            (IRS Employer Identification No.)

            2724 NORTH TENAYA WAY                            89128
              LAS VEGAS, NEVADA                            (Zip Code)
   (Address of principal executive offices)


                                 (702) 242-7000
               Registrant's Telephone Number, Including Area Code

================================================================================

Item 5.  Other Events.
- -------  ------------

         On June 13, 1995, the Registrant, its wholly-owned subsidiary, Health Acquisition Corp., and CII Financial, Inc. ("CII") entered into an Agreement and Plan of Merger, dated as of June 12, 1995, pursuant to which Health
Acquisition Corp. will be merged with and into CII. As a result of the transaction, each outstanding share of common stock of CII will be converted into 0.37 of a share of common stock of the Registrant and CII will become a wholly-owned subsidiary of the Registrant. The consideration for the transaction was determined by the negotiation of the parties. Except for cash payments in respect of fractional shares, no other consideration will be paid to the shareholders of CII. The transaction is subject to shareholder approval, receipt of regulatory approvals and certain other closing conditions. The transaction is expected to close later this year.

         CII is a holding company primarily engaged in writing workers' compensation insurance through its wholly-owned subsidiaries. CII also has two operating insurance agencies and an insurance premium finance business. CII writes workers' compensation insurance primarily in the state of California and also in the states of Colorado, Nebraska, New Mexico and Utah. Following the transaction, the Registrant intends to continue the business of CII. The common stock of CII is listed on the American Stock Exchange.

         Joseph Havlick, Chairman of the Board, Chief Executive Officer and President of CII, and Lee Spitler, Senior Vice President and Treasurer of CII, have agreed to enter into new three-year employment agreements with CII upon consummation of the transaction which agreements will supersede their existing employment agreements, with provisions for base and bonus compensation and certain other benefits. The Registrant is negotiating with other employees who currently have employment agreements with CII concerning new employment agreements which would, if entered into, supersede their existing agreements.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
- ------   ------------------------------------------------------------------

         The Registrant is herewith filing the financial statements and pro forma financial information with respect to the proposed transaction.

(a) Financial Statements of CII Financial, Inc. and
      Subsidiaries:

    CII Financial, Inc.:

         Report of BDO Seidman, Independent Certified
           Public Accountants

         Consolidated Balance Sheets at December 31, 1994
           and 1993

         Consolidated Financial Statements for Years ended
           December 31, 1994, 1993 and 1992:

              Statements of Operations

              Statements of Shareholders' Equity

              Statements of Cash Flows

         Summary of Accounting Policies

         Notes to Consolidated Financial Statements

         Report of Independent Certified Public Accountants on Financial Statement Schedules

         Schedule I -    Summary of Investments - Other Than Investments in
                         Related Parties at December 31, 1994

         Schedule II -   Condensed Financial Information of Registrant:

                         Condensed Balance Sheet Information

                         Condensed Statements of Operations Information

                         Condensed Statements of Cash Flows

                         Note to Condensed Financial Information

         Condensed Consolidated Balance Sheets at March 31, 1995
           and December 31, 1994

         Condensed Consolidated Statements of Operations for the
           Three Months Ended March 31, 1995 and 1994

         Condensed Consolidated Statements of Cash Flows for the
           Three Months Ended March 31, 1995 and 1994

         Notes to Condensed Consolidated Financial Statements


(b)  Unaudited Consolidated Condensed Pro Forma Financial Information:

         Financial Data

         Balance Sheet at March 31, 1995

         Statement of Operations for the Three Months Ended March 31, 1995

         Statement of Operations for the Years Ended December 31, 1994, 1993 and 1992

         Notes to Financial Data

(c)  Exhibits:

         Exhibit 2 - Agreement and Plan of Merger dated as of June 12, 1995 among the Registrant, Health Acquisition Corp. and CII Financial, Inc. The Exhibits and the Disclosure Schedules relating to the Agreement have not been filed herewith. The Company agrees to furnish supplementally a copy of the Exhibits and the Disclosure Schedules or any schedule contained therein to the Securities and Exchange Commission upon its request.

         Exhibit 23 - Consent of BDO Seidman, LLP

                                 SIGNATURES
                                 ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           SIERRA HEALTH SERVICES, INC.

                                           (Registrant)


Dated:  July 10, 1995                      By:      James L. Starr
                                              -----------------------------
                                                    James L. Starr
                                              Treasurer, Vice President of
                                              Finance and Chief Financial
                                              Officer (Principal Financial
                                              and Accounting Officer)

                         Index to Financial Statements
                         -----------------------------

                                                            Financial
                                                            Statement
                                                               Page
                                                            ---------

(a) Financial Statements of CII Financial, Inc. and
    Subsidiaries:

    CII Financial, Inc.:

          Report of BDO Seidman, Independent Certified
          Public Accountants ............................    F-1

          Consolidated Balance Sheets at December 31,
          1994 and 1993 .................................    F-2

          Consolidated Financial Statements for Years ended December 31, 1994, 1993 and 1992:

              Statements of Operations..................     F-3

              Statements of Shareholders' Equity........     F-4

              Statements of Cash Flows..................     F-5

          Summary of Accounting Policies................     F-7

          Notes to Consolidated Financial Statements....     F-10

          Report of Independent Certified Public
          Accountants on Financial Statement
          Schedules.....................................     F-24


          Schedule I -  Summary of Investments - Other
                        Than Investments in Related
                        Parties at December 31, 1994....     F-25

          Schedule II - Condensed Financial Information
                        of Registrant:

                           Condensed Balance Sheet
                           Information...................    F-26

                           Condensed  Statements of
                           Operations Information........    F-27

                           Condensed Statements of
                           Cash Flows....................    F-28

                          Note to Condensed
                          Financial Information.........    F-29


          Condensed Consolidated Balance Sheets at
          March 31, 1995 and December 31, 1994..........    F-30

          Condensed Consolidated Statements of Operations
          for the Three Months Ended March 31, 1995
          and 1994......................................    F-31

          Condensed Consolidated Statements of Cash Flows
          for the Three Months Ended March 31, 1995
          and 1994......................................    F-32

          Notes to Condensed Consolidated Financial
          Statements....................................    F-33

(b)  Unaudited Consolidated Condensed Pro Forma
       Financial Information:

          Financial Data................................    F-35

          Balance Sheet at March 31, 1995...............    F-36

          Statement of Operations for the Three Months
          Ended March 31, 1995..........................    F-37

          Statement of Operations for the Years Ended
          December 31, 1994, 1993 and 1992..............    F-38

          Notes to Financial Data.......................    F-41

(c)  Exhibits:

          Exhibit 2 - Agreement and Plan of Merger
          dated as of June 12, 1995 among the
          Registrant, Health Acquisition Corp.
          and CII Financial, Inc.  The Exhibits
          and the Disclosure Schedules relating
          to the Agreement have not been filed
          herewith.  The Company agrees to
          furnish supplementally a copy of the
          Exhibits and the Disclosure Schedules
          or any schedule contained therein to
          the Securities and Exchange Commission
          upon its request  ..............................

          Exhibit 23 - Consent of BDO Seidman, LLP .......

              Report of Independent Certified Public Accountants
              --------------------------------------------------

To the Board of Directors
CII Financial, Inc.
Pleasanton, California


         We have audited the accompanying consolidated balance sheets of CII Financial, Inc. and Subsidiaries as of December 31, 1994 and 1993 and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of CII Financial, Inc. and Subsidiaries at December 31, 1994 and 1993, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.


                                                            BDO SEIDMAN

Los Angeles, California
February 17, 1995

                     CII FINANCIAL, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                     ====================================

                                                                                                        December 31,
                                                                                              -------------------------------
                                                                                                  1994               1993
                                                                                              ------------       ------------
                                                            ASSETS
                                                            ------
Investments (Note 2):
 Held to maturity, at amortized cost (fair value $107,535,000)                                $107,751,000       $          -
 Available for sale, at fair value (amortized cost $109,311,000)                               108,125,000                  -
 Trading portfolio, at fair value which approximates cost                                                -         10,921,000
 Bonds, at amortized cost (fair value $178,133,000)                                                      -        168,991,000
 Equity securities, at fair value (cost $1,768,000)                                                      -          1,659,000
 Short-term investments, at amortized cost which approximates fair value                                 -         19,935,000
 Relocation mortgage loans from employees (Note 11)                                              5,841,000          5,981,000
                                                                                              ------------       ------------
     Total investments                                                                         221,717,000        207,487,000

Cash (Note 6)                                                                                    6,936,000         10,232,000
Reinsurance recoverable (Note 3)                                                                29,407,000         26,012,000
Premiums receivable, less allowances of $2,192,000 and $2,222,000 for possible losses           12,789,000         18,918,000
Financed premiums receivable, less allowance of $100,000 and $0 for possible losses             15,576,000         12,873,000
Investment income receivable                                                                     3,170,000          2,813,000
Deferred policy acquisition costs                                                                2,285,000          2,022,000
Earned but unbilled receivable                                                                   2,244,000          2,095,000
Federal income taxes receivable                                                                          -          5,272,000
Deferred income taxes (Note 7)                                                                   4,000,000                  -
Property and equipment, less accumulated depreciation of $2,307,000 and $1,621,000               4,122,000          3,529,000
Other assets                                                                                     5,581,000          5,252,000
                                                                                              ------------       ------------
      TOTAL ASSETS                                                                            $307,827,000       $296,505,000
                                                                                              ============       ============
                                              LIABILITIES AND SHAREHOLDERS' EQUITY
                                              ------------------------------------
LIABILITIES:
 Losses and loss adjustment expenses (Note 4)                                                 $190,962,000       $200,356,000
 Unearned premiums                                                                               8,940,000         10,641,000
 Ceded reinsurance premiums payable                                                                543,000            842,000
 Convertible subordinated debentures (Note 5)                                                   56,800,000         56,800,000
 Note payable to bank (Note 6)                                                                   8,000,000                  -
 Federal income taxes payable (Note 7)                                                             291,000                  -
 Other liabilities (Note 5)                                                                     13,756,000         10,540,000
                                                                                              ------------       ------------
      TOTAL LIABILITIES                                                                        279,292,000        279,179,000
                                                                                              ------------       ------------
COMMITMENTS AND CONTINGENCIES (Notes 3, 9, 13 & 14)

SHAREHOLDERS' EQUITY (Notes 1 and 8):
 Common stock:  Stated value $.50 per share; shares authorized-
   100,000,000; issued and outstanding-7,187,000 and 7,170,000                                   3,593,000          3,585,000
 Additional paid-in capital                                                                     58,563,000         58,523,000
 Unrealized losses on marketable securities                                                     (1,187,000)          (109,000)
Accumulated deficit                                                                            (32,434,000)       (44,673,000)
                                                                                              ------------       ------------
      TOTAL SHAREHOLDERS' EQUITY                                                                28,535,000         17,326,000
                                                                                              ------------       ------------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                              $307,827,000       $296,505,000
                                                                                              ============       ============

                See accompanying summary of accounting policies and notes to consolidated financial statements.

                     CII FINANCIAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     =====================================

                                                                         Year ended December 31,
                                                            ------------------------------------------------
                                                               1994              1993              1992
                                                            ------------      ------------      ------------
REVENUES:
 Direct written premiums                                    $ 92,983,000      $113,954,000      $103,226,000
 Changes in direct unearned premiums                           1,701,000            71,000         4,088,000
                                                            ------------      ------------      ------------
 Direct earned premiums                                       94,684,000       114,025,000       107,314,000
 Less: reinsurance (Note 3)                                    3,884,000         4,411,000         4,148,000
                                                            ------------      ------------      ------------
 Net earned premiums                                          90,800,000       109,614,000       103,166,000
 Net investment income (Note 2)                               12,506,000        11,635,000        11,815,000
 Net realized gains (losses) (Note 2)                            286,000         2,196,000           (69,000)
 Other income                                                  4,723,000         2,757,000         1,591,000
                                                            ------------      ------------      ------------

      Total revenues                                         108,315,000       126,202,000       116,503,000
                                                            ------------      ------------      ------------
COSTS AND EXPENSES:
 Losses and loss adjustment expenses (Note 4)                 58,307,000        88,841,000       124,382,000
 Reinsurance recoveries (Note 3)                              (4,618,000)       (6,089,000)       (4,886,000)
                                                            ------------      ------------      ------------
 Net loss and loss adjustment expenses                        53,689,000        82,752,000       119,496,000
 Policy acquisition costs                                     23,238,000        21,582,000        20,671,000
 General and administrative                                   22,844,000        17,070,000        17,560,000
                                                            ------------      ------------      ------------
      Total costs and expenses                                99,771,000       121,404,000       157,727,000
                                                            ------------      ------------      ------------
INCOME (LOSS) BEFORE FEDERAL INCOME TAX
 EXPENSE (BENEFIT) AND EXTRAORDINARY GAIN                      8,544,000         4,798,000       (41,224,000)
Federal income tax expense (benefit) (Note 7)                 (3,695,000)          196,000         1,355,000
                                                            ------------      ------------      ------------
INCOME (LOSS) BEFORE EXTRAORDINARY GAIN                       12,239,000         4,602,000       (42,579,000)
Extraordinary gain (Note 5)                                            -                 -           457,000
                                                            ------------      ------------      ------------
NET INCOME (LOSS)                                           $ 12,239,000      $  4,602,000      $(42,122,000)
                                                            ============      ============      ============
NET INCOME (LOSS) PER SHARE (Note 12)
Income (loss) before extraordinary gain                            $1.70             $0.64            $(5.94)
Extraordinary gain                                                     -                 -              0.06
                                                            ------------      ------------      ------------
NET INCOME (LOSS) PER SHARE                                        $1.70             $0.64            $(5.88)
                                                            ============      ============      ============

                See accompanying summary of accounting policies and notes to consolidated financial statements.

                     CII FINANCIAL, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                ==============================================


                                                                                                 Unrealized
                                                                                                Gains (Losses)
                                                                 Additional                           on
                                       Number        Common        Paid-in      Accumulated       Marketable
                                      Of Shares      Stock         Capital        Deficit         Securities         Total
                                     ----------    ----------    -----------    ------------    --------------    ------------
Balance, January 1, 1992              7,216,000    $3,608,000    $58,754,000    $ (7,153,000)     $  (847,000)    $ 54,362,000

Stock option activity                    12,000         6,000        (44,000)              -                -          (38,000)
Shares repurchased and retired         (115,000)      (57,000)      (348,000)              -                -         (405,000)
Unrealized gains on marketable
   equity securities                          -             -              -               -          256,000          256,000
Net loss for the year ended
 December 31, 1992                            -             -              -     (42,122,000)               -      (42,122,000)
                                     ----------    ----------    -----------    ------------      -----------     ------------
Balance, December 31, 1992            7,113,000     3,557,000     58,362,000     (49,275,000)        (591,000)      12,053,000

Stock option activity                    58,000        28,000        164,000               -                -          192,000
Shares repurchased and retired           (1,000)            -         (3,000)              -                -           (3,000)
Unrealized gains on marketable
 equity securities                            -             -              -               -          482,000          482,000
Net income for the year ended
 December 31, 1992                            -             -              -       4,602,000                -        4,602,000
                                     ----------    ----------    -----------    ------------      -----------     ------------
Balance, December 31, 1993            7,170,000     3,585,000     58,523,000     (44,673,000)        (109,000)      17,326,000

Stock option activity                    17,000         8,000         40,000               -                -           48,000
Unrealized losses on marketable
 securities                                   -             -              -               -       (1,078,000)      (1,078,000)
Net income for the year ended
  December 31, 1994                           -             -              -      12,239,000                -       12,239,000
                                     ----------    ----------    -----------    ------------      -----------     ------------
Balance, December 31, 1994            7,187,000    $3,593,000    $58,563,000    $(32,434,000)     $(1,187,000)    $ 28,535,000
                                     ==========    ==========    ===========    ============      ===========     ============

                See accompanying summary of accounting policies and notes to consolidated financial statements.

                     CII FINANCIAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     =====================================

                          Increase (Decrease) in Cash

                                                                                           Year ended December 31,
                                                                          --------------------------------------------------------
                                                                             1994                  1993                   1992
                                                                          ------------          ------------          ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)                                                    $ 12,239,000          $  4,602,000          $(42,122,000)
                                                                          ------------          ------------          ------------
     Adjustments to reconcile net income (loss) to
       net cash provided by operating activities:
     Depreciation and amortization                                           1,356,000               950,000               602,000
     Provision for losses on premiums receivable                                76,000              (327,000)              331,000
     Extraordinary gain                                                              -                     -              (457,000)
     Loss (gain) on the sale of investments                                   (286,000)           (2,196,000)               69,000
     Loss on the sale of fixed assets                                           14,000                     -                64,000
     Compensatory stock options                                                      -                     -               (78,000)
     Purchase of trading investments                                      (130,172,000)         (222,914,000)          (20,385,000)
     Disposal of trading investments                                       141,279,000           223,563,000             9,772,000
     Increase (decrease) in cash from changes in:
       Premiums receivable                                                   6,159,000            (2,233,000)            2,262,000
       Investment income receivable                                           (357,000)             (101,000)              (41,000)
       Deferred policy acquisition costs                                      (263,000)               46,000               605,000
       Earned but unbilled receivable                                         (149,000)             (426,000)            2,969,000
       Reinsurance recoverable on unpaid losses                             (3,501,000)           (5,634,000)                    -
       Reinsurance recoverable on paid losses                                  106,000               (37,000)              (94,000)
       Federal income taxes, net                                             5,563,000              (108,000)            3,790,000
       Deferred income taxes                                                (4,000,000)                    -             4,458,000
       Other assets                                                         (1,090,000)              956,000               121,000
       Loss and loss adjustment expense reserves                            (9,394,000)           21,896,000            45,503,000
       Unearned premiums                                                    (1,701,000)              (73,000)           (4,088,000)
       Accrued policyholders' dividends                                       (656,000)                    -              (560,000)
       Ceded reinsurance payable                                              (299,000)              (91,000)             (190,000)
       Other liabilities                                                     3,872,000             2,165,000               607,000
                                                                          ------------          ------------          ------------
       Total adjustments                                                     6,557,000            15,436,000            45,260,000
                                                                          ------------          ------------          ------------
     Net cash provided by operating activities                              18,796,000            20,038,000             3,138,000
                                                                          ------------          ------------          ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of available for sale investments                         (1,517,923,000)                    -                     -
     Purchase of held to maturity investments                              (17,605,000)                    -                     -
     Disposal of available for sale investments                          1,502,298,000                     -                     -
     Disposal of held to maturity investments
        upon call or maturity                                                7,027,000                     -                     -
     Purchase of short-term investments                                              -        (2,454,649,000)         (969,548,000)
     Disposal of short-term investments                                              -         2,452,900,000         1,026,004,000
     Purchase of other investments                                                   -           (56,730,000)          (41,639,000)
     Disposal of other investments upon call or maturity                             -             9,063,000             9,364,000
     Disposal of other investments prior to call or maturity                         -            25,061,000             2,152,000
     Financed premiums receivable                                           (2,809,000)           (1,095,000)           (4,907,000)
     Mortgage loans funded                                                           -              (200,000)           (7,050,000)
     Mortgage loan payments received                                           140,000               545,000               225,000
     Purchase of property and equipment                                     (1,276,000)             (811,000)           (1,680,000)
     Proceeds on disposal of property and equipment                              8,000                38,000                64,000
                                                                          ------------          ------------          ------------
     Net cash provided by (used in) investing activities                   (30,140,000)          (25,878,000)           12,985,000
                                                                          ------------          ------------          ------------

                             (Continued next page)

                     CII FINANCIAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Concluded)
                     =====================================

                          Increase (Decrease) in Cash

                                                                                           Year ended December 31,
                                                                          --------------------------------------------------------
                                                                             1994                  1993                   1992
                                                                          -----------           -----------           -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Net proceeds from the exercise
       of stock options                                                   $    48,000           $   193,000           $    40,000
    Repurchase and retire common stock                                              -                (3,000)             (405,000)
    Repurchase of subordinated debentures                                           -                     -              (993,000)
    Borrowing/(payment) of notes payable                                    8,000,000                     -               (34,000)
    Other obligations                                                               -                     -              (139,000)
                                                                          -----------           -----------           -----------
    Net cash (used in) provided
       by financing activities                                              8,048,000               190,000            (1,531,000)
                                                                          -----------           -----------           -----------
Net increase (decrease) in cash                                            (3,296,000)           (5,650,000)           14,592,000
CASH, beginning of period                                                  10,232,000            15,882,000             1,290,000
                                                                          -----------           -----------           -----------
CASH, end of period                                                       $ 6,936,000           $10,232,000           $15,882,000
                                                                          ===========           ===========           ===========

                See accompanying summary of accounting policies and notes to consolidated financial statements

                     CII FINANCIAL, INC. AND SUBSIDIARIES

                        SUMMARY OF ACCOUNTING POLICIES
                        ==============================

BASIS OF PRESENTATION AND BUSINESS

         CII Financial, Inc. ("CII Financial") was incorporated in the State of California on September 15, 1988. CII Financial is a holding company primarily engaged in writing workers' compensation insurance in California through its wholly-owned subsidiaries, California Indemnity Insurance Company ("California Indemnity") and Commercial Casualty Insurance Company ("Commercial Casualty"). CII Financial is also engaged in the business of issuing insurance premium finance loans for commercial insurance policies through its wholly-owned subsidiary, CII Premium Finance Company ("CIIPF") which commenced operations in February 1991 and in the door lock manufacturing business through its 80% owned subsidiary, InteLock Technologies, which was acquired in June 1993. In addition, CII Financial has two operating insurance agencies, neither of which are significant to the consolidated financial statement.

         CII Financial acquired California Indemnity through an exchange of common stock during November 1989, and then acquired Commercial Casualty during November 1990 in consideration for 211,201 shares of CII Financial's Common Stock. Following the later acquisition, CII Financial contributed the shares of Commercial Casualty to California Indemnity as a surplus contribution. These transactions were accounted for as a "pooling of interests" and therefore the financial statements have been prepared as if the transactions were completed at January 1, 1988.

         The consolidated financial statements of CII Financial for 1994, 1993 and 1992 include the accounts of all of its wholly-owned subsidiaries, including California Indemnity, Commercial Casualty and CIIPF and its 80% owned subsidiary, InteLock Technologies. All material intercompany transactions and balances are eliminated.

         As used herein, the term the "Company" means CII Financial, Inc. and its subsidiaries, and the term "CII Financial" means CII Financial, Inc., exclusive of such subsidiaries.

INVESTMENTS

         Total fixed maturities, consisting entirely of bonds, have been segregated between held to maturity, which is carried at amortized cost because the Company has the ability and intends to hold these securities until maturity, available for sale which are carried at fair value with the unrealized gains or losses shown as a separate component of shareholders' equity, and trading which are carried at fair value, with the unrealized gains or losses reflected in the operating statement.

         Equity security investments are reported at fair value and for 1994 are part of the available for sale portfolio. The net unrealized gains and losses on equity securities are credited or charged directly to shareholders' equity.

         The fair values for fixed maturities and equity securities are based on quoted market prices.

         In 1994, short-term investments are reported as part of the available for sale portfolio. Prior to 1994, short-term investments were reported at cost which approximated fair value. Relocation mortgage loan receivables are carried at the unpaid principal balance which approximates fair value. Net realized investment gains and losses, based on specific identification of securities sold, are reported separately on the Statements of Operation.

INCOME TAXES

         Deferred federal income taxes are provided for temporary differences between the financial reporting and tax return bases of the Company's assets and liabilities.

                     CII FINANCIAL, INC. AND SUBSIDIARIES

                        SUMMARY OF ACCOUNTING POLICIES
                                  (Continued)
                        ==============================

REVENUE AND EXPENSE RECOGNITION

    Earned premiums

         Earned premiums and the liability for unearned premiums are calculated by formula such that the premium written is earned pro rata over the term of the policy. The insurance policies currently written by California Indemnity and Commercial Casualty are for one year or less. Premiums earned include an estimate for earned but unbilled audit premiums.

    Premium finance income

         Finance charges on loans are initially charged to unearned finance charges and are recognized over the life of the loan using the effective interest method. A loan is typically repaid in nine (9) monthly installments. The loans earn interest at rates between 7% and 24%. Late charges are assessed for delinquent payments and are generally collected within one month.

    Policy acquisition costs

         Policy acquisition costs consist of commissions, premium taxes and other underwriting costs, which are directly related to the production and retention of new and renewal business and are deferred and amortized as the related premiums are earned. When it is determined that future policy revenues on existing insurance contracts are not adequate to cover related costs and expenses, deferred policy acquisition costs are written off. Earnings on invested funds between the time of premium receipts and related claim payments are considered in determining whether this condition exists.

    Property and equipment

         Property and equipment are stated at cost. Depreciation is computed on a straight-line method over the estimated useful lives of the assets which generally range from five to ten years.

    Reinsurance

         In the normal course of business, the Company seeks to reduce the loss that may arise from events that cause unfavorable underwriting results by reinsuring certain levels of risk with other insurance enterprises or reinsurers. Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policy and reported separately on the balance sheets.

         Reinsurance premiums, commissions, expense reimbursements and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums ceded to other companies, which are calculated based on direct earned premiums, are reported as a reduction of direct earned premiums. Amounts applicable to reinsurance ceded for loss and loss adjustment expenses are reported as a reduction of this item on the statements of operations.

    Liability for loss and loss adjustment expenses

         The liability for loss and loss adjustment expenses is based upon the accumulation of cost estimates for each unpaid loss and claim reported prior to the close of the accounting period. In addition, the liability contains a

                     CII FINANCIAL, INC. AND SUBSIDIARIES

                        SUMMARY OF ACCOUNTING POLICIES
                                  (Concluded)
                        ==============================

REVENUE AND EXPENSE RECOGNITION (Continued)

    Liability for loss and loss adjustment expenses (Continued)

provision for the current estimate of the probable cost of losses that have occurred but have not yet been reported. This estimate includes loss adjustment expenses. The methods for making such estimates and for establishing the resulting liabilities, which include actuarial method evaluations, are continually reviewed and updated, and any adjustments resulting therefrom are reflected in current operations.

STATEMENTS OF CASH FLOWS

         For purposes of the statements of cash flows, the Company considers cash to be only cash on hand and in banks.

RECENT ACCOUNTING PRONOUNCEMENTS

         Statement of Financial Accounting Standards No. 119, Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments, increases the disclosures about derivative financial instruments which include futures, forward, swap, or option contracts or other financial instruments with similar characteristics. The Statement is effective for financial statements issued for fiscal years ending after December 15, 1994.

         The Company does not have any significant investments in derivative financial instruments. The Company does not invest in futures, forward, swap, or option contracts nor does the Company invest in hedging or risk adjustment financial instruments. In addition, there are no off-balance sheet instruments.

         Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan, requires that impaired loans be measured at the present value of anticipated future cash flows, discounted at the loan's effective interest rate. Statement of Financial Accounting Standards No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure, amends the disclosure requirements in Statement No. 114 to require information on certain impaired loans and how a creditor recognizes income on these impaired loans. Both Statements are effective for fiscal years beginning after December 15, 1994. The financial impact to the Company from implementing these pronouncements will be immaterial.

RECLASSIFICATION OF PRIOR AMOUNTS

         Certain amounts in the accompanying financial statements for the years ended December 31, 1993 and 1992 have been reclassified to conform to those classifications used in 1994.

                      CII FINANCIAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ==========================================

NOTE 1 - SHAREHOLDERS' EQUITY

         During 1992, CII Financial repurchased 115,000 shares of its Common Stock on the open market at prices averaging $3.52 per share. These shares were cancelled pursuant to the California Corporations Code.

NOTE 2 - INVESTMENTS

         Net investment income is summarized as follows:

                                                  Year ended December 31,
                                       -------------------------------------------
                                           1994            1993            1992
                                       -----------     -----------     -----------
Interest income:
  Bonds                                $11,693,000     $10,907,000     $10,258,000
  Short-term investments                 1,037,000         971,000       1,881,000
  Relocation mortgage
   loans from employees                    216,000         254,000          91,000
                                       -----------     -----------     -----------
                                        12,946,000      12,132,000      12,230,000
  Investment expenses                     (440,000)       (497,000)       (415,000)
                                       -----------     -----------     -----------
    Net investment income              $12,506,000     $11,635,000     $11,815,000
                                       ===========     ===========     ===========

         The amortized cost and estimated fair values of investments in financial instruments held by the Company as of December 31, 1994 are as follows:

                                                                             Gross          Gross
                                                            Amortized     unrealized     unrealized      Estimated
                                                               cost          gains         losses        fair value
                                                           ------------   -----------    -----------    ------------
Fixed Maturities Held To Maturity
- ---------------------------------
  U.S. Treasury securities and obligations of
    U.S. government corporations and agencies              $ 21,988,000    $   74,000     $  813,000    $ 21,249,000
  Obligations of states and political subdivisions           80,538,000     2,514,000      1,457,000      81,595,000
  Corporate securities                                        5,225,000             -        534,000       4,691,000
                                                           ------------    ----------     ----------    ------------
  Total Fixed Maturities Held to Maturity                   107,751,000     2,588,000      2,804,000     107,535,000
                                                           ------------    ----------     ----------    ------------

Securities Available for Sale
- -----------------------------
Fixed Maturities
  U.S. Treasury securities and obligations of
    U.S. government corporations and agencies                49,522,000       535,000        533,000      49,524,000
  Obligations of states and political subdivisions           33,919,000       774,000        197,000      34,496,000
  Corporate securities                                       24,105,000        18,000        497,000      23,626,000
                                                           ------------    ----------     ----------    ------------
  Total Fixed Maturities Available for Sale                 107,546,000     1,327,000      1,227,000     107,646,000
                                                           ------------    ----------     ----------    ------------
Equity Securities                                             1,765,000             -      1,286,000         479,000
Total Securities Available for Sale                         109,311,000     1,327,000      2,513,000     108,125,000
                                                           ------------    ----------     ----------    ------------
Total                                                      $217,062,000    $3,915,000     $5,317,000    $215,660,000
                                                           ============    ==========     ==========    ============

                      CII FINANCIAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)
                   ==========================================

NOTE 2 - INVESTMENTS (Continued)

         The amortized cost and estimated fair values of investments in financial instruments held by the Company as of December 31, 1993 are as follows:

                                                                                           Gross          Gross        Estimated
                                                                       Amortized        unrealized      unrealized       fair
                                                                          cost             gains          losses         value
                                                                      ------------      -----------     ----------    ------------
Fixed maturities
 including short-term:
- ----------------------
U.S. Treasury securities and obligations of
 U.S. government corporations and agencies                            $ 64,928,000      $ 1,511,000     $    7,000    $ 66,432,000
Obligations of states and
 political subdivisions                                                111,548,000        8,459,000      1,211,000     118,796,000
Corporate securities                                                    12,450,000          409,000         19,000      12,840,000
                                                                      ------------      -----------     ----------    ------------
     Total bonds                                                       188,926,000       10,379,000      1,237,000     198,068,000
Trading portfolio                                                       10,921,000                -              -      10,921,000
                                                                      ------------      -----------     ----------    ------------
     Total fixed maturities                                            199,847,000       10,379,000      1,237,000     208,989,000
                                                                      ------------      -----------     ----------    ------------
Equity securities:
- ------------------
Common stock                                                             1,768,000                -        109,000       1,659,000
                                                                      ------------      -----------     ----------    ------------
Total                                                                 $201,615,000      $10,379,000     $1,346,000    $210,648,000
                                                                      ============      ===========     ==========    ============

         Realized gains and losses are summarized as follows:

                                                                                                   Year ended December 31,
                                                                                         -----------------------------------------
                                                                                             1994          1993             1992
                                                                                         ----------     ----------       ---------
Realized gain (loss):
Fixed maturities                                                                         $  283,000     $2,135,000       $ 179,000
Equity securities                                                                             3,000         61,000        (248,000)
                                                                                         ----------     ----------       ---------
  Net gain (loss)                                                                        $  286,000     $2,196,000       $ (69,000)
                                                                                         ==========     ==========       =========

         The change in unrealized gains and losses on fixed maturity and equity security investments is summarized as follows:

                                                                                                   Year ended December 31,
                                                                                       -------------------------------------------
                                                                                           1994            1993            1992
                                                                                       ------------     ----------      ----------
Fixed maturities                                                                       $ (9,258,000)    $2,886,000      $1,539,000
Equity securities                                                                        (1,177,000)       482,000         256,000
                                                                                       ------------     ----------      ----------
                                                                                       $(10,435,000)    $3,368,000      $1,795,000
                                                                                       ============     ==========      ==========

                      CII FINANCIAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)
                   ==========================================

NOTE 2 - INVESTMENTS (Continued)

        Individual financial investments, excluding investments in bonds and notes of the United States government and United States government agencies, which exceed ten percent of total shareholders' equity at December 31, 1994 are as follows:

Fixed maturities:
        Oklahoma City, OK General Obligation              $3,073,000
        Cargill Financial Services Corp                    3,194,000
                                                          ----------
                                                          $6,267,000
                                                          ==========

         Individual financial investments, excluding investments in bonds and notes of the United States government and United States government agencies, which exceed ten percent of total shareholders' equity at December 31, 1993 are as follows:

Fixed maturities:
        Michigan State ESG Dev Auth                      $ 7,904,000
        Illinois State Toll Hwy Auth Rev                   1,834,000
        Salt Lake City UT Rdv Agy Rev                      1,800,000
        Oklahoma City OK G/O Ref                           1,745,000
                                                         -----------
                                                         $13,283,000
                                                         ===========

         The amortized cost and estimated fair value of debt securities at December 31, 1994, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                   Estimated
                                                  Amortized          fair
                                                    cost             value
                                                ------------      ------------
Debt Securities Held to Maturity
- --------------------------------
 Due in one year or less                        $          -      $          -
 Due after one year through five years            24,270,000        24,107,000
 Due after five years through ten years           55,746,000        55,335,000
 Due after ten years through fifteen years        26,462,000        26,791,000
 Due after fifteen years                           1,273,000         1,302,000
                                                ------------      ------------
Total Held to Maturity                           107,751,000       107,535,000
                                                ------------      ------------
Debt Securities Available for Sale
- ----------------------------------
 Due in one year or less                          48,469,000        48,268,000
 Due after one year through five years            16,278,000        16,564,000
 Due after five years through ten years           22,550,000        22,307,000
 Due after ten years through fifteen years        13,085,000        13,155,000
 Due after fifteen years                           7,164,000         7,352,000
                                                ------------      ------------
Total Available for Sale                         107,546,000       107,646,000
                                                ------------      ------------
Total Debt Securities                           $215,297,000      $215,181,000
                                                ============      ============

NOTE 3 - REINSURANCE

         The Company has reinsurance treaties in effect with unrelated entities. The reinsurers assume the liability

                     CII FINANCIAL, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)
                  ==========================================

on that portion of workers' compensation claims between $250,000 and $60,000,000 per occurrence for 1994, 1993 and 1992.

         Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. Consequently, allowances are established for amounts deemed uncollectible which at December 31, 1994 and 1993 were none. The Company evaluates the financial condition of its reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. At December 31, 1994 and 1993, the amount of reinsurance recoverable for unpaid losses and loss adjustment expenses was $29,342,000 and $25,841,000, respectively. The amount of reinsurance receivable for paid losses and loss adjustment expenses was $65,000 and $171,000, respectively.

NOTE 4 - LOSSES AND LOSS ADJUSTMENT EXPENSES

         The following table provides a reconciliation of the beginning and ending reserve balances for unpaid losses and loss adjustment expenses ("LAE").

                                                                                       Year ended December 31,
                                                                                ------------------------------------
                                                                                  1994          1993          1992
                                                                                --------      --------      --------
                                                                                           (In thousands)
Net beginning loss and LAE reserve                                              $174,515      $158,253      $112,749
Net provision for:
 Insured events incurred in current period                                        67,642        86,617        91,430
 Insured events incurred in prior periods                                        (13,953)       (3,865)       28,066
                                                                                --------      --------      --------
       Total net provision                                                        53,689        82,752       119,496
                                                                                --------      --------      --------
Net payments for losses and LAE:
 Attributable to insured events incurred in current year                          16,374        16,130        16,381
 Attributable to insured events incurred in prior years                           50,210        50,360        57,611
                                                                                --------      --------      --------
       Total net payments                                                         66,584        66,490        73,992
                                                                                --------      --------      --------
Net ending loss and LAE reserve                                                  161,620       174,515       158,253
Reinsurance recoverable                                                           29,342        25,841        20,207
                                                                                --------      --------      --------
Gross ending loss and LAE reserve                                               $190,962      $200,356      $178,460
                                                                                ========      ========      ========

         In 1994, the Company experienced a favorable loss development trend on prior accident years 1992 and 1993 which resulted in a net reduction in the prior accident years' reserves of $13,953,000. The favorable development on the 1992 accident year was primarily due to the Company's aggressive actions to settle claims. The favorable development on the 1993 accident year appears to be aided in part by the legislative reforms that were enacted in July 1993. In 1993, a favorable development on the prior accident years resulted in a net reduction to the incurred losses of $3,865,000. There can be no assurances that such favorable development, nor the magnitude of any favorable development, will continue in the future.

        During the first and second quarters of 1992 and the fourth quarter of 1991, the Company significantly

                     CII FINANCIAL, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)
                  ==========================================

NOTE 4 - LOSSES AND LOSS ADJUSTMENT EXPENSES (Continued)

increased its loss reserves for 1991 and prior accident years. This was primarily due to the increased frequency and severity of stress and strain claims and the increased use of forensic medical examinations associated with litigation of claims.

         The increase in reinsurance recoverables are all due to increases in claims exceeding the Company's retention levels.

NOTE 5 - 7 1/2% CONVERTIBLE SUBORDINATED DEBENTURES

         In September 1991, CII Financial sold $58,250,000 of its 7 1/2% Convertible Subordinated Debentures due September 15, 2001, currently traded on the American Stock Exchange. Each $1,000 in principal amount of Debentures is convertible into 45.733 shares of Common Stock, at a conversion price of $21.866 per share. The unamortized issuance costs of $1,427,000 are included in the other assets caption on the balance sheet and are being amortized over the life of the Debentures. Accrued interest on the 7 1/2% Convertible Subordinated Debentures as of December 31, 1994, 1993 and 1992 is $1,243,000, $1,243,000 and
$1,259,000, respectively, and is included in the other liabilities caption on the balance sheet.

         The debentureholders may require CII Financial to repurchase the Debentures, in whole or in part, in certain circumstances involving a change in control of CII Financial prior to September 15, 2001.

         The Debentures are redeemable at the option of CII Financial in whole or in part, commencing any time after September 15, 1994. The Debentures are redeemable at the following redemption prices equal to the percentage of the principal amount plus accrued interest for the 12 month period beginning September 15 of the years indicated:

                                               Redemption
          Year                                    Price
        --------                               ----------
        1994                                     105.25%
        1995                                     104.50%
        1996                                     103.75%
        1997                                     103.00%
        1998                                     102.25%
        1999                                     101.50%
        Thereafter                               100.75%

         The net proceeds from the offering of approximately $56,147,000 were used principally to make contributions to the capital and surplus of CII Financial's insurance and premium finance subsidiaries and for general corporate purposes.

         In December 1991, CII Financial approved the implementation of a program to purchase up to $10,000,000 of its Convertible Subordinated Debentures and/or Common Stock, at fair value, pursuant to applicable law. During 1992, CII Financial repurchased $1,450,000 of its Convertible Subordinated Debentures at a $457,000 gain.

         The fair value of the 7 1/2% Convertible Subordinated Debentures at December 31, 1994 was $38,624,000, which was determined based on the quoted market price at December 31, 1994.

NOTE 6 - NOTE PAYABLE TO BANK

         The Company has a $12,000,000 revolving line of credit agreement with a bank which expires on August

                     CII FINANCIAL, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)
                  ==========================================

1, 1995. During the term of the agreement, the Company can borrow at the bank's prime rate plus one-half percent or a fixed LIBOR rate plus two and a half percent, payable monthly. Advances are available up to 80% of eligible loans receivable, and are collateralized by installment loans receivable. A commitment fee of one-tenth percent per annum is payable on the $12,000,000. The Company is required to maintain a compensating balance of fifteen percent of the revolving line of credit Under this agreement, the Company borrowed $8,000,000, at the LIBOR rate plus two and one-half percent (8.5% at December 31, 1994), maturing on June 12, 1995.

         The revolving line of credit agreement requires compliance with certain loan covenants including, but not limited to, minimum tangible net worth, debt leverage ratio, and current ratio. The revolving line of credit of $12,000,000 is guaranteed by CII Financial, Inc. (the "Parent Company"). In addition, the Parent Company subordinated $2,000,000 of its debt. As of December 31, 1994, the Company was in compliance with all financial and non-financial covenants, however at September 30, 1994, the Company obtained a waiver for noncompliance with the debt leverage ratio covenant.

NOTE 7 - FEDERAL INCOME TAXES

         As required by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, effective January 1, 1993, the Company changed its method of accounting for income taxes from the deferred to the liability method. Deferred income tax balances are determined based on the difference between financial statement and tax return bases using current tax rates. Accordingly, the impact of a change in tax rates on deferred tax balances is recognized in income in the period that the change is enacted. As permitted, prior years' financial statements have not been restated. The cumulative effect of this change in accounting for income taxes was immaterial.

         Provision for taxes on income consists of:

                                                 Year ended December 31,
                                        -----------------------------------------
                                           1994            1993          1992
                                        -----------      --------     -----------
    Current provision
     (benefit)                          $   305,000      $196,000     $(3,103,000)
    Deferred provision                   (4,000,000)            -       4,458,000
                                        -----------      --------     -----------
    Total federal income
     tax (benefit)                      $(3,695,000)     $196,000     $ 1,355,000
                                        ===========      ========     ===========

         The current provision for the year ended December 31, 1994 is net of a $799,000 tax benefit of alternative minimum tax net operating loss carryforwards.

         At December 31, 1994 and 1993, temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities that cause deferred tax assets (liabilities) consist of the following:

                     CII FINANCIAL, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)
                  ==========================================

NOTE 7 - FEDERAL INCOME TAXES (Continued)

                                                       1994            1993
                                                   ------------    ------------
Discount on loss reserves                          $ 13,790,000    $ 15,062,000
Net operating loss carryforward                       6,814,000       6,163,000
Provisions for doubtful accounts                        796,000         755,000
Alternative minimum tax credits                         780,000               -
Unearned premiums                                       608,000         724,000
Supplemental benefit plans                              723,000         348,000
Policyholders' dividends                                      -         223,000
Other                                                   427,000         401,000
                                                   ------------    ------------
  Gross deferred asset                               23,938,000      23,676,000
                                                   ------------    ------------

Deferred policy acquisition costs                      (777,000)       (687,000)
Unamortized original issue discount                    (490,000)              -
Excess tax depreciation over book                      (478,000)       (400,000)
Other                                                  (154,000)       (255,000)
                                                   ------------    ------------
  Gross deferred liability                           (1,899,000)     (1,342,000)
                                                   ------------    ------------

Net deferred asset before valuation allowance        22,039,000      22,334,000
Valuation allowance                                 (18,039,000)    (22,334,000)
                                                   ------------    ------------
                                                   $  4,000,000    $          -
                                                   ============    ============

         For the year ended December 31, 1993, the Company established a valuation allowance equal to the net deferred asset as the Company could not conclude that it was more likely than not that the entire net deferred asset could be realized. For the year ended December 31, 1994, the Company re-evaluated the valuation allowance taking into consideration, for the next three years, projected operating results and the establishment and reversal of permanent and temporary tax differences. As a result, the Company reduced its valuation allowance by $4,000,000.

         At December 31, 1994, the Company has a net operating loss carryforward of $20,041,000 available to offset future taxable income until December 31, 2008. The Company has no alternative minimum tax net operating loss carryforwards.

         For the years ended December 31, 1994, 1993 and 1992, deferred taxes resulted from temporary differences in recognition of certain revenue and expense for tax and financial reporting purposes. The sources of these temporary differences and the related tax effects are as follows:

                     CII FINANCIAL, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)
                  ==========================================

NOTE 7 - FEDERAL INCOME TAXES (Continued)

                                                Year ended December 31,
                                      -----------------------------------------
                                          1994            1993          1992
                                      -----------     -----------    ----------
Discount on loss reserves             $(1,272,000)    $ 1,525,000    $3,957,000
Net operating loss                        651,000               -             -
Provisions for doubtful accounts           41,000        (111,000)      339,000
Alternative minimum tax credits           780,000               -             -
Unearned premiums                        (116,000)         (5,000)      442,000
Supplemental benefit plans                375,000         348,000             -
Policyholders' dividends                 (223,000)              -       181,000
Deferred policy acquisition costs         (90,000)         16,000      (399,000)
Unamortized original issue discount      (490,000)              -             -
Valuation allowance                     4,295,000      (1,424,000)            -
Other                                      49,000        (349,000)      (62,000)
                                      -----------     -----------    ----------
                                      $ 4,000,000     $         -    $4,458,000
                                      ===========     ===========    ==========

         A reconciliation of the federal statutory income tax rates to the effective tax rates in the Consolidated Statements of Operations is as follows:

                                                                  Year ended December 31,
                                                           -------------------------------------
                                                             1994          1993          1992
                                                           ---------     ---------     ---------
Income tax provision (benefit) at statutory rate             34.0 %        34.0 %       (34.0)%
Tax exempt income                                           (29.4)%       (53.4)%        (6.7)%
Proration adjustment on tax exempt income                     4.4 %         7.9 %         1.0 %
Discount on loss reserves                                   (10.5)%        33.9 %        10.4 %
Tax loss producing no current tax benefit                     3.8 %           -          31.6 %
Utilization of net operating loss carryforward                  -          (9.0)%           -
Alternative minimum tax                                       3.6 %         4.1 %         0.7 %
Compensation related to below market loans                   (5.7)%           -             -
Decrease in valuation allowance                             (46.8)%           -             -
Other                                                         3.4 %       (13.4)%         0.3 %
                                                           ---------     ---------     ---------
   Effective income tax provision (benefit) rate            (43.2)%         4.1 %         3.3 %
                                                           =========     =========     =========

         In lieu of state franchise and corporate income taxes, California Indemnity and Commercial Casualty pay premium taxes based upon direct written premiums to the states in which they write business. Premium tax expense is included in policy acquisition costs in the consolidated statements of operations.

NOTE 8 - DIVIDEND RESTRICTIONS - INSURANCE SUBSIDIARIES

         Under California insurance company statutes and regulations, California Indemnity and Commercial Casualty are restricted as to the amount of dividends they may pay on their common stock to their parent companies. No dividends may be paid without at least ten business days prior notice to the Insurance Commissioner. Unless specially approved by the Insurance Commissioner prior to payment, dividends may be paid only out of accumulated earned surplus, excluding any earned surplus attributable to unrealized appreciation in assets or an exchange of assets.

                     CII FINANCIAL, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)
                  ==========================================

NOTE 8 - DIVIDEND RESTRICTIONS - INSURANCE SUBSIDIARIES (Continued)

         If a dividend or other distribution is contemplated which, along with all other dividends or distributions made within the preceding twelve months, exceeds the greater of 10% of the insurance company's policyholders' surplus as of the end of the prior calendar year or net income for such calendar year, at least 30 days prior notice to the Commissioner must be given, and no payment of the dividend or distribution may be made unless and until (i) the Commissioner has approved it or (ii) the 30 days have elapsed and the Commissioner has not disapproved the proposed payment.

         Based on its financial position as of December 31, 1994, California Indemnity cannot pay any shareholder dividend to CII Financial during 1995 without the prior approval of the California Insurance Commissioner as California Indemnity has no accumulated earned surplus. Commercial Casualty, on the other hand, may pay up to $1,874,000 in shareholder dividends to California Indemnity in 1995 without prior approval from the California Insurance Commissioner.

         Policyholders' surplus of California Indemnity and Commercial Casualty on a consolidated statutory accounting basis at December 31, 1994 and 1993 was $61,821,000 and $51,459,000, respectively. Consolidated statutory net income
(loss) was $12,199,000, $7,174,000 and $(32,162,000) for the periods ended
December 31, 1994, 1993 and 1992, respectively.

         The National Association of Insurance Commissioners adopted risk-based capital guidelines for property-casualty insurance companies whereby required statutory surplus would be based, in part, on a formula based risk assessment of the individual investments held in the insurance company's portfolio. These regulations became effective in 1995 and are applied to the statutory Annual Statement for the year ended December 31, 1994. The Company's risk-based capital results for the year ended December 31, 1994 exceeded the minimum surplus required under the regulations.

NOTE 9 - EMPLOYEE COMPENSATION

         PROFIT SHARING, 401(k) AND SUPPLEMENTAL BENEFIT PLANS

         The Company maintains a qualified profit sharing plan that covers all eligible employees. It also maintains a 401(k) Plan that is available to all eligible employees. A nonqualified supplemental benefit plan is maintained for certain officers and key employees of the Company.

         During the years ended December 31, 1994, 1993 and 1992, the Company expensed: (i) $1,841,000, $1,199,000 and zero, respectively, for the profit sharing plan; (ii) $359,000, $244,000 and $178,000, respectively, under the 401(k) Plan; and (iii) $114,000, $45,000 and $42,000, respectively, for the supplemental benefit plan.

   EXECUTIVE RETIREMENT PLANS

         The Company maintains a Supplemental Executive Retirement Plan and a Supplemental Senior Executive Retirement Plan. Eligibility for participation in both plans is limited to officers and key employees selected and approved by the Board of Directors. During the years ended December 31, 1994, 1993 and 1992, the Company expensed $530,000, $279,000 and $279,000, respectively, under these plans.

                     CII FINANCIAL, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)
                  ==========================================

NOTE 9 - EMPLOYEE COMPENSATION (Continued)

         EMPLOYEE INCENTIVE PLAN

         The Company maintains a nonqualified cash bonus plan pursuant to which certain officers and key employees are eligible to receive cash bonuses based upon individual and Company performance. During the years ended December 31, 1994, 1993 and 1992, the Company expensed $849,000, $689,000 and $21,000, respectively, for the employee incentive plan.

   EMPLOYMENT CONTRACTS

         As of December 31, 1994, the Company has employment contracts with ten employees expiring December 1995 through March 2001. Minimum aggregate cash compensation obligations under these contracts are: 1995 - $1,713,000; 1996 - $1,652,000; 1997 - $1,652,000; 1998 - $1,652,000; 1999 - $1,502,000 and
thereafter - $1,753,000.

NOTE 10- STOCK OPTION PLANS

         EMPLOYEES

         In 1993, 1991, 1989 and 1988 CII Financial adopted various incentive and non-qualified stock option plans. Options are issued to officers and key employees for the purchase of CII Financial Common Stock. All of the outstanding options were granted at 100% of the market price of CII Financial's Common Stock on the date of grant. Subject to certain conditions, such as continued employment, the exercise of the options is not restricted and the options expire ten to twenty years from the date of grant unless accelerated under certain conditions, such as termination of employment. Substantial portions of the options vest ratably over five to ten years and may become fully vested under certain circumstances, such as a change in control.

         Additional information with respect to options issued under these plans is as follows:

                                                                          Option Price
                                              Number of        ---------------------------------
                                               Shares             Per Share            Total
                                             ----------        ---------------       ----------
Outstanding at January 1, 1993                  622,000        $ 3.330-$10.000       $2,183,000
Granted                                         904,000        $ 5.750-$ 6.750        5,680,000
Cancelled                                      (123,000)       $ 3.330-$ 3.350         (412,000)
Exercised                                       (58,000)       $ 3.330-$ 3.500         (193,000)
                                             ----------                              ----------
Outstanding at December 31, 1993              1,345,000        $ 3.330-$10.000        7,258,000
Granted                                          97,000        $ 5.375-$ 5.750          557,000
Cancelled                                        (3,000)       $ 3.330-$ 3.500          (12,000)
Exercised                                       (16,000)       $ 3.330-$ 3.500          (57,000)
                                             ----------                              ----------
Outstanding at December 31, 1994              1,423,000        $ 3.500-$10.000       $7,746,000
                                             ==========                              ==========

         As of December 31, 1994, there were 751,000 options that could have been exercised. The remainder of the outstanding options first become exercisable as follows: 1995 - 84,000; 1996 - 104,000; 1997 -77,000; 1998 -
58,000; 1999 - 76,000 and thereafter 273,000. At December 31, 1994 there were a total of 484,000 options available to grant under the four plans.

                     CII FINANCIAL, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)
                  ==========================================

NOTE 10- STOCK OPTION PLANS (Continued)

         DIRECTORS

         In November 1994, CII Financial adopted the CII Financial, Inc. Non-Employee Director Stock Option Plan ("Director Plan") which provides for the grant of nonqualified stock options to non-employee directors who have a minimum of two years of continuance service on the Board of CII Financial, Inc. Under the Director Plan, each eligible non-employee director will automatically receive, on each of the second through fifth anniversaries of the date the director joined the board, an annual nonqualified stock option to purchase a specified number of shares of CII Financial's Common Stock, ranging from 750 to 6,750 shares, depending on such non-employee director's years of continuance service on the board. Options were granted at a price equal to the market price of CII Financial's Common Stock on the date of grant. Subject to certain conditions, such as continued service as a director, the exercise of the options is not restricted and the options expire ten years from date of grant. For each year of service on the board, 20% of the options are exercisable.

         In addition, CII Financial adopted the CIIC Non-Employee Director Stock Option Plan ("CIIC Plan") in November 1994 which provides for the grant of nonqualified stock options to purchase shares of CII Financial Common Stock to non-employee directors of California Indemnity Insurance Company and Commercial Casualty Insurance Company who have a minimum of two years of continuance service on the CIIC board of directors. The CIIC Plan is similar to the Director Plan described above except that the number of shares of CII Financial Common Stock subject to options granted each year range from 500 to 4,500.

         As of December 31, 1994, for both plans, there were 97,300 options granted, outstanding and presently exercisable at prices ranging from $5.375 to $5.750. There were 112,000 options available for grant as of December 31, 1994.

NOTE 11- RELATED PARTY TRANSACTIONS

         The Company leases two automobiles from an entity which is owned by two of the Company's officers, who are also directors, in lieu of a car allowance. Lease rental costs for the years ended December 31, 1994, 1993 and 1992 were $16,000 each. See Note 6.

         A director of CII Financial was an employee of a company that, in 1991, assumed certain investment management responsibilities with respect to California Indemnity's investment portfolio. For the years ended December 31, 1994, 1993 and 1992, California Indemnity expensed approximately $381,000, $361,000 and $352,000 related to such services. The aforementioned agreement was terminated in December 1994.

         In connection with CII Financial's relocation of its principal executive offices to Pleasanton, California in July 1992, to retain certain key officers and employees, California Indemnity extended mortgage loans for the purchase of such officers' and employees' principal residences. In March, 1994, the terms of the loans were changed for those borrowers who were still actively employed. The interest rate was reduced to a fixed rate of 3% per annum; the maturity date was fixed to March 2009; and the loan was made assumable, one time, by a qualified purchaser of the employee's residence. The amendments resulted in substantial amounts of unintended imputed income to the employees for the year ended December 31, 1994 which resulted in significant adverse personal income tax consequences to the employees.

         The present value of future cash flows of the relocation mortgage loans at December 31, 1994, approximates the unpaid principal balance.

                     CII FINANCIAL, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)
                  ==========================================

NOTE 12- EARNINGS PER SHARE

         Earnings per share are based upon the weighted average number of common shares outstanding during each period. The number of shares used in the years ended December 31, 1994, 1993 and 1992 in the computation of both primary and fully diluted earnings per share are 7,181,000, 7,142,000 and 7,168,000, respectively. The Company's outstanding options and Convertible Subordinated Debentures were excluded from the fiscal 1992 computation due to their anti-dilutive effect.

NOTE 13- COMMITMENTS AND CONTINGENCIES

         The Company leases its office facilities under noncancellable operating leases expiring through October 1999. Gross minimum rental commitments of the leases as of December 31, 1994 are as follows:

         Year                                               Amount
         ----                                             ----------
         1995                                             $2,027,000
         1996                                              1,877,000
         1997                                              1,731,000
         1998                                              1,390,000
         1999                                                572,000
                                                          ----------
         Total                                            $7,597,000
                                                          ==========

         Rent expense consists of:

                                                 Year ended December 31,
                                        ----------------------------------------
                                           1994           1993           1992
                                        ----------     ----------     ----------
Office                                  $1,831,000     $1,387,000     $1,172,000
Automobiles                                 16,000         16,000         16,000
                                        ----------     ----------     ----------
     Total rent expense                 $1,847,000     $1,403,000     $1,188,000
                                        ==========     ==========     ==========

NOTE 14- OFF-BALANCE-SHEET AND CREDIT RISK

         The Company controls credit risk through adequate deposits, credit approvals, limits and monitoring procedures.

         The Company's investment portfolio of debt securities consists of investment grade securities.

         At December 31, 1994 and 1993, the Company had reinsurance contracts with unrelated insurers amounting to $29,342,000 and $25,841,000, respectively, for reinsurance recoverables on unpaid losses. The Company performs due diligence to ensure that amounts due from reinsurers are collectible.

                     CII FINANCIAL, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)
                  ==========================================

NOTE 15- SUPPLEMENTAL DISCLOSURES FOR CONSOLIDATED STATEMENTS OF CASH FLOWS

         Supplemental disclosures for the consolidated statements of cash flows are:

                                                  Year ended December 31,
                                        ----------------------------------------
                                            1994           1993          1992
                                        -----------     ----------    ----------
Cash paid for:
   Income taxes                         $   100,000     $  330,000    $     -
                                        ===========     ==========    ==========
   Interest                             $ 4,458,000     $4,260,000    $4,209,000
                                        ===========     ==========    ==========

NOTE 16- BUSINESS SEGMENT INFORMATION

         Information concerning the Company's business segments is presented below. Corporate and other includes the interest expense on the Convertible Subordinated Debentures. There were no reportable business segments for the years ended December 31, 1993 and 1992.

                                                                           Workers'
                                                                        Compensation     Door Lock        Corporate
                                                              Total       Insurance     Manufacturing     and other
                                                             --------   ------------    -------------     --------
                                                                            (Dollars in thousands)
For the year ended December 31, 1994
   Revenue                                                   $108,315     $103,536         $ 2,035        $ 2,744
   Income (loss) before income taxes                            8,544       15,831          (2,501)        (4,786)
   Amortization and depreciation expense                        1,356            -             547            809
   Capital expenditures                                         1,276            -              44          1,232
Identifiable assets as of December 31, 1994                   307,827      281,044             146         26,637

NOTE 17- QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

         The following table sets forth the unaudited data regarding operations for each quarter of 1994 and 1993. In the opinion of management, such unaudited data includes all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the information presented. The Company's operating results for any quarter are not necessarily indicative of the operating results for any future period.

                                                                                   1994
                                                        -----------------------------------------------------------
                                                        4th Quarter     3rd Quarter     2nd Quarter     1st Quarter
                                                        -----------     -----------     -----------     -----------
Net earned premiums                                     $21,503,000     $23,378,000     $22,202,000     $23,717,000
Net investment income                                     3,261,000       3,352,000       3,034,000       3,145,000
Other revenues                                            1,497,000       1,116,000       1,053,000       1,057,000
                                                        -----------     -----------     -----------     -----------
Total revenues                                           26,261,000      27,846,000      26,289,000      27,919,000
Costs and expenses                                       22,939,000      24,882,000      25,048,000      26,902,000
                                                        -----------     -----------     -----------     -----------
Income before federal income tax benefit                  3,322,000       2,964,000       1,241,000       1,017,000
Federal income tax benefit                               (3,695,000)              -               -               -
                                                        -----------     -----------     -----------     -----------
Net income                                              $ 7,017,000     $ 2,964,000     $ 1,241,000     $ 1,017,000
                                                        ===========     ===========     ===========     ===========

                           (Continued on next page)

                     CII FINANCIAL, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Concluded)
                  ==========================================

NOTE 17- QUARTERLY RESULTS OF OPERATIONS (UNAUDITED) (Continued)

                                                                  1994
                                       -----------------------------------------------------------
                                       4th Quarter     3rd Quarter     2nd Quarter     1st Quarter
                                       -----------     -----------     -----------     -----------
Net income per share:
 Primary                               $      0.98     $      0.41     $      0.17     $      0.14
                                       ===========     ===========     ===========     ===========
 Fully diluted                         $      0.81     $      0.41     $      0.17     $      0.14
                                       ===========     ===========     ===========     ===========

         In the fourth quarter, the Company re-evaluated its valuation allowance on the deferred tax asset in light of the operating results for the year and considering projected operating results for the next three years. As a result, the valuation allowance was reduced by $4,000,000. Also in the fourth quarter, due to operating losses at InteLock, the Company reduced the number of years for amortizing the goodwill in InteLock to reflect a more realistic period. Along with other valuation allowances and expense accruals, total adjustments recorded in the fourth quarter for InteLock were approximately $600,000.

                                                                                 1993
                                                    --------------------------------------------------------------
                                                    4th Quarter      3rd Quarter      2nd Quarter      1st Quarter
                                                    -----------      -----------      -----------      -----------
Net earned premiums                                 $29,133,000      $30,194,000      $26,003,000      $24,284,000
Net investment income                                 3,168,000        3,170,000        3,833,000        3,660,000
Other revenues                                        1,118,000          689,000          492,000          458,000
                                                    -----------      -----------      -----------      -----------
Total revenues                                       33,419,000       34,053,000       30,328,000       28,402,000
Costs and expenses                                   31,187,000       33,046,000       29,104,000       28,067,000
                                                    -----------      -----------      -----------      -----------
Income before federal
  income tax expense                                  2,232,000        1,007,000        1,224,000          335,000
Federal income tax
  expense                                               196,000                -                -                -
                                                    -----------      -----------      -----------      -----------
Net income                                          $ 2,036,000      $ 1,007,000      $ 1,224,000      $   335,000
                                                    ===========      ===========      ===========      ===========
Net income per share
 Primary and fully diluted                          $      0.28      $      0.14      $      0.17      $      0.05
                                                    ===========      ===========      ===========      ===========

             Report of Independent Certified Public Accountants on
             -----------------------------------------------------
                         Financial Statement Schedules
                         -----------------------------

To the Board of Directors
CII Financial, Inc.
Pleasanton, California


         The audits referred to in our report dated February 17, 1995 relating to the consolidated financial statements of CII Financial, Inc. and Subsidiaries, which is contained in Item 8 of this Form 10-K included the audits of the financial statement schedules listed in the accompanying index. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based upon our audit.

         In our opinion, such financial statement schedules present fairly, in all material respects, the information set forth therein.


                                              BDO SEIDMAN


Los Angeles, California
February 17, 1995

                     CII FINANCIAL, INC. AND SUBSIDIARIES

                  SCHEDULE I - SUMMARY OF INVESTMENTS - OTHER
                      THAN INVESTMENTS IN RELATED PARTIES
                               DECEMBER 31, 1994
                  ===========================================

                                                                                                      Amount at
                                                                                                       which
                                                                                                      shown in
                                                                         Amortized       Market      the balance
Type of Investment                                                          Cost         Value          sheet
- ------------------                                                       ---------     ---------     -----------
                                                                                     (In thousands)
Fixed maturities:
   Bonds:
       United States government and government agencies
         and authorities                                                 $  69,111     $  68,373      $ 69,112
       State, municipalities and political subdivisions                    114,456       116,090       115,033
       All other corporate bonds                                            17,241        16,229        16,763
                                                                         ---------     ---------      --------
           Total fixed maturities                                          200,808       200,692       200,908
Relocation mortgage loans
   from employees                                                            5,841         4,456         5,841
Equity securities                                                            1,765           479           479
Short-term investments including trading portfolio                          14,490        14,489        14,489
                                                                         ---------     ---------      --------
           Total investments                                             $ 222,904     $ 220,116      $221,717
                                                                         =========     =========      ========

                       CII FINANCIAL, INC. (PARENT ONLY)

                                  SCHEDULE II
                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                      CONDENSED BALANCE SHEET INFORMATION
                 =============================================

                                                                                               December 31,
                                                                                     -------------------------------
                                                                                        1994                 1993
                                                                                     -----------         -----------
                                                       ASSETS
                                                       ------
Cash                                                                                 $ 1,631,000         $    61,000
Investment in subsidiaries                                                            74,183,000          58,530,000
Investments                                                                              479,000           6,903,000
Property and equipment, less accumulated depreciation of
   $1,979,000 and $1,399,000                                                           2,690,000           3,357,000
Net receivable from subsidiaries                                                      11,489,000          10,737,000
Other assets                                                                           1,496,000           1,725,000
                                                                                     -----------         -----------
         Total assets                                                                $91,968,000         $81,313,000
                                                                                     ===========         ===========
                                        LIABILITIES AND SHAREHOLDERS' EQUITY
                                        ------------------------------------
LIABILITIES:
   Convertible subordinated debentures                                               $56,800,000         $56,800,000
   Interest payable                                                                    1,243,000           1,243,000
   Accounts payable and accrued expenses                                               1,673,000           1,064,000
   Deferred federal income taxes payable                                               1,081,000             517,000
   Federal income taxes payable                                                        2,636,000           4,363,000
                                                                                     -----------         -----------
         Total liabilities                                                            63,433,000          63,987,000
                                                                                     -----------         -----------
CONTINGENT LIABILITIES

SHAREHOLDERS' EQUITY:
   Common stock, stated value $.50 per share; shares authorized -
     100,000,000; outstanding - 7,187,000 and 7,113,000                                3,593,000           3,585,000
   Additional paid-in capital                                                         58,563,000          58,523,000
   Unrealized losses on marketable equity securities                                  (1,187,000)           (109,000)
   Accumulated deficit                                                               (32,434,000)        (44,673,000)
                                                                                     -----------         -----------
         Total shareholders' equity                                                   28,535,000          17,326,000
                                                                                     -----------         -----------
         Total liabilities and shareholders' equity                                  $91,968,000         $81,313,000
                                                                                     ===========         ===========

           See accompanying note to condensed financial information.

                       CII FINANCIAL, INC. (PARENT ONLY)

                                  SCHEDULE II
                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                 CONDENSED STATEMENT OF OPERATIONS INFORMATION
                 =============================================

                                                                                   Year ended December 31,
                                                                      -----------------------------------------------
                                                                          1994              1993             1992
                                                                      ------------      ------------     ------------
REVENUES:
   Investment income                                                  $     32,000      $    213,000     $    312,000
   Other                                                                 1,567,000         1,581,000        1,204,000
                                                                      ------------      ------------     ------------
       Total revenues                                                    1,599,000         1,794,000        1,516,000
                                                                      ------------      ------------     ------------
EXPENSES:
   Interest                                                              4,260,000         4,260,000        4,274,000
   Administrative and other                                              2,204,000         1,163,000        1,995,000
                                                                      ------------      ------------     ------------
       Total expenses                                                    6,464,000         5,423,000        6,269,000
                                                                      ------------      ------------     ------------
LOSS BEFORE FEDERAL INCOME TAX EXPENSE,
  EXTRAORDINARY GAIN AND EQUITY IN NET
  INCOME (LOSS) OF SUBSIDIARIES                                         (4,865,000)       (3,629,000)      (4,753,000)
FEDERAL INCOME TAX EXPENSE (BENEFIT)                                    (2,074,000)         (512,000)       1,231,000
EXTRAORDINARY GAIN                                                               -                 -          457,000
EQUITY IN NET INCOME (LOSS) OF
  SUBSIDIARIES                                                          15,030,000         7,719,000      (36,595,000)
                                                                      ------------      ------------     ------------
NET INCOME (LOSS)                                                       12,239,000         4,602,000      (42,122,000)
ACCUMULATED DEFICIT, beginning of period                               (44,673,000)      (49,275,000)      (7,153,000)
                                                                      ------------      ------------     ------------
ACCUMULATED DEFICIT, end of period                                    $(32,434,000)     $(44,673,000)    $(49,275,000)
                                                                      ============      ============     ============

           See accompanying note to condensed financial information.

                       CII FINANCIAL, INC. (PARENT ONLY)

                                  SCHEDULE II
                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                      CONDENSED STATEMENTS OF CASH FLOWS
                 =============================================
                          Increase (decrease) in cash


                                                                                   Year ended December 31,
                                                                      -----------------------------------------------
                                                                          1994              1993             1992
                                                                      ------------      -----------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                                  $ 12,239,000      $ 4,602,000      $(42,122,000)
                                                                      ------------      -----------      ------------
   Adjustments to reconcile net  income (loss) to net cash
     provided by (used in) operating activities:
   Equity in net (income) loss of subsidiaries                         (15,030,000)      (7,719,000)       36,595,000
   Depreciation and amortization                                           828,000          793,000           664,000
   Extraordinary gain                                                            -                -          (457,000)
   Loss on the sale of investments                                          (3,000)               -           248,000
   Loss on the sale of property and equipment                               14,000                -            64,000
   Compensatory stock options                                               (8,000)               -           (78,000)
   Increase (decrease) in cash from changes in:
      Other assets                                                          56,000          (34,000)           70,000
      Accounts payable and accrued expenses                                609,000         (180,000)        1,024,000
      Federal income tax, net                                           (1,163,000)        (842,000)        7,579,000
                                                                      ------------      -----------      ------------
         Total adjustments                                             (14,697,000)      (7,982,000)       45,709,000
                                                                      ------------      -----------      ------------
   Net cash provided by (used in) operating activities                  (2,458,000)      (3,380,000)        3,587,000
                                                                      ------------      -----------      ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of available for sale investments                         (130,338,000)               -                 -
   Disposal of available for sale investments                          135,587,000                -                 -
   Purchase of short-term investments                                            -     (538,833,000)     (177,035,000)
   Disposal of short-term investments                                            -      533,452,000       190,344,000
   Increase in investment in subsidiaries                                 (525,000)               -                 -
   Purchase of property and equipment                                            -         (536,000)       (1,680,000)
   Disposal of property and equipment                                        8,000           22,000            64,000
                                                                      ------------      -----------      ------------
   Net cash provided by (used in) investing activities                   4,732,000       (5,895,000)       11,693,000
                                                                      ------------      -----------      ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Net proceeds from the exercise of stock options                          48,000          193,000            40,000
   Repurchase and retire common stock                                            -           (3,000)         (405,000)
   Repurchase of subordinated debentures                                         -                -          (993,000)
   Net transfers to subsidiaries                                          (752,000)        (535,000)       (4,331,000)
                                                                      ------------      -----------      ------------
   Net cash provided by (used in) financing activities                    (704,000)        (345,000)       (5,689,000)
                                                                      ------------      -----------      ------------
NET INCREASE (DECREASE) IN CASH                                          1,570,000       (9,620,000)        9,591,000
CASH, beginning of period                                                   61,000        9,681,000            90,000
                                                                      ------------      -----------      ------------
CASH, end of period                                                   $  1,631,000      $    61,000      $  9,681,000
                                                                      ============      ===========      ============

           See accompanying note to condensed financial information.

                       CII FINANCIAL, INC. (PARENT ONLY)

                                  SCHEDULE II
                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                    NOTE TO CONDENSED FINANCIAL INFORMATION
                 =============================================

         The parent only financial statements present CII Financial's balance sheets, operations and cash flows by accounting for the investment in its consolidated subsidiaries on the equity method.

         The accompanying condensed financial information should be read with the consolidated financial statements and notes to consolidated financial statements.

                         PART I- FINANCIAL INFORMATION
                     CII FINANCIAL, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEET
               (IN THOUSANDS, EXCEPT EARNINGS PER SHARE AMOUNT)

                                                              March 31,          December 31
                                                                1995                1994
                                                             ----------          ----------
                                                             (Unaudited)
ASSETS:
  Investments:
    Held to maturity, at amortized cost
      (fair value $113,075 and $107,535)                        109,744          $  107,751
    Available for sale, at fair value
      (amortized cost $104,517 and $109,311)                    104,162             108,125
    Relocation mortgage loans from employees                      5,787               5,841
                                                             ----------          ----------
        Total investments                                       219,693             221,717
  Cash                                                            7,019               6,936
  Reinsurance recoverable                                        30,497              29,407
  Premiums receivable, less allowances of
    $1,825 and $2,192 for possible losses                        13,447              12,789
  Financed premiums receivable, less allowance
    of $84 and $100 for possible losses                          13,128              15,576
  Investment income receivable                                    3,490               3,170
  Deferred policy acquisition costs                               2,702               2,285
  Earned but unbilled receivable                                  1,925               2,244
  Deferred income taxes                                           4,503               4,000
  Property and equipment, less accumulated
    depreciation of $2,430 and $2,307                             4,144               4,122
  Other assets                                                    7,227               5,581
                                                             ----------          ----------
    TOTAL ASSETS                                             $  307,775          $  307,827
                                                             ==========          ==========
LIABILITIES AND SHAREHOLDERS' EQUITY:
 LIABILITIES:
  Loss and loss adjustment expenses                          $  187,967          $  190,962
  Unearned premiums                                              10,250               8,940
  Ceded reinsurance premiums payable                              1,042                 543
  Convertible subordinated debentures                            56,800              56,800
  Note payable to bank                                            8,000               8,000
  Federal Income tax payable                                        796                 291
  Other liabilities                                              12,120              13,756
                                                             ----------          ----------
        TOTAL LIABILITIES                                       276,975             279,292
                                                             ----------          ----------
 SHAREHOLDERS' EQUITY:
  Common stock:
    Stated value $.50 per share; authorized -
    100,000; issued and outstanding - 7,188 and 7,187             3,594               3,593
  Additional paid-in capital                                     58,566              58,563
  Unrealized gains (losses) on securities                          (355)             (1,187)
  Accumulated deficit                                           (31,005)            (32,434)
                                                             ----------          ----------
    TOTAL SHAREHOLDERS' EQUITY                                   30,800              28,535
                                                             ----------          ----------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY               $  307,775          $  307,827
                                                             ==========          ==========

See accompanying notes to condensed consolidated financial statements.

                         PART I--FINANCIAL INFORMATION
                     CII FINANCIAL, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
               (IN THOUSANDS, EXCEPT EARNINGS PER SHARE AMOUNTS)

                                                             Three Months Ended
                                                                  March 31,
                                                           1995              1994
                                                         --------          --------
                                                                 (Unaudited)
REVENUES:
  Net earned premiums                                    $ 20,284          $ 23,717
  Net investment income                                     3,501             3,145
  Other income                                              1,399             1,057
                                                         --------          --------
        Total revenues                                     25,184            27,919
                                                         --------          --------

COSTS AND EXPENSES:
  Net loss and loss adjustment expense                     11,852            17,274
  Policy acquisition, general and administrative           11,904             9,628
                                                         --------          --------
        Total costs and expenses                           23,756            26,902
                                                         --------          --------

INCOME BEFORE FEDERAL INCOME TAX                            1,428             1,017
Federal income tax expense                                      0                 0
                                                         --------          --------
NET INCOME                                                 $1,428            $1,017
                                                         ========          ========

PRIMARY EARNINGS PER SHARE:                                 $0.20             $0.14
                                                         ========          ========
FULLY DILUTED EARNINGS PER SHARE:                           $0.19             $0.14
                                                         ========          ========

See accompanying notes to condensed consolidated financial statements.

                         PART I- FINANCIAL INFORMATION
                     CII FINANCIAL, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)

                                                                Three Months Ended
                                                                     March 31,
                                                              1995              1994
                                                            --------          --------
                                                                    (Unaudited)
CASH PROVIDED BY OPERATING ACTIVITIES:                       ($4,511)           $6,837
                                                            --------          --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of investments                                   (186,229)         (619,403)
  Disposal of investments                                    189,071           608,350
  Financed premium receivable                                  2,463            (2,077)
  Mortgage loan payments received from employees                  54                33
  Purchase of property and equipment                            (270)             (119)
  Proceeds on disposal of property and equipment                   0                 1
                                                            --------          --------
Net cash provided by (used in)
  investing activities                                         5,089           (13,215)
                                                            --------          --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from stock options exercised                        4                26
  Payment of notes payable                                         0               (20)
  Other obligations                                                1              (156)
                                                            --------          --------
Net cash (used in) provided by
  financing activities                                             5              (150)
                                                            --------          --------

Net increase (decrease) in cash                                  583            (6,528)
CASH, beginning of period                                      6,436            10,159
                                                            --------          --------
CASH, end of period                                           $7,019            $3,631
                                                            ========          ========

See accompanying notes to condensed consolidated financial statements.

                        PART I - FINANCIAL INFORMATION

                     CII FINANCIAL, INC. AND SUBSIDIARIES

                        NOTES TO CONDENSED CONSOLIDATED
                             FINANCIAL STATEMENTS

                 ============================================


The information furnished in this report reflects all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented.

NOTE 1 - INTERIM FINANCIAL STATEMENTS

The interim financial statements for the three months ended March 31, 1995 and 1994 are unaudited. In the opinion of management, such statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of such periods. The results of operations for the three months ended March 31, 1995 are not necessarily indicative of the results for the entire year.

NOTE 2 - INVESTMENTS

The Company implemented Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" on January 1, 1994. The investment portfolio was classified into three categories -- held to maturity, available for sale, and trading -- based on the ratings of the security and other factors. Held to maturity investments are reported at amortized cost. Available for sale investments are reported at fair values and the net unrealized gain or loss, net of deferred taxes, is included in shareholders' equity. Trading investments are also reported at fair values but the net unrealized gain or loss is included in net investment income. As of March 31, 1995, the available for sale portfolio had a net unrealized loss of $355,000.

NOTE 3 - NOTE PAYABLE TO BANK

The Company has a $12,000,000 revolving line of credit agreement with a bank which expires on August 1, 1995. During the term of the agreement, the Company can borrow at the bank's prime rate plus one-half percent or a fixed LIBOR rate plus two and a half percent, payable monthly. Advances are available up to 80% of eligible loans receivable, and are collateralized by installment loans receivable. A commitment fee of one-tenth percent per annum is payable on the $12,000,000. The Company is required to maintain a compensating balance of fifteen percent of the revolving line of credit Under this agreement, the Company borrowed $8,000,000, at the LIBOR rate plus two and one-half percent (8.5% at December 31,

1994), maturing on June 12, 1995.

The revolving line of credit agreement requires compliance with certain loan covenants including, but not limited to, minimum tangible net worth, debt leverage ratio, and current ratio. The revolving line of credit of $12,000,000 is guaranteed by CII Financial, Inc. (the "Parent Company"). In addition, the Parent Company subordinated $2,000,000 of its debt. As of December 31, 1994,


NOTE 4 - FEDERAL INCOME TAXES

The current tax provision for the three months ended March 31, 1995 was $503,000. It was offset by a deferred tax benefit for the same amount. The current tax provision reflects estimated alternative minimum taxes as the Company is still in a loss carryforward position. The deferred tax asset has been evaluated to determine its probability of being realized in the future. As a result, a valuation allowance has been established for the majority of the deferred tax assets. There was no tax provision for the months ended March 31, 1994 because of tax exempt interest income, utilization of loss carryforwards and other tax credits.


NOTE 5 - NET EARNINGS PER COMMON SHARE

Earnings per common share has been calculated by dividing net income by the weighted average number of common shares outstanding during the period. Common stock equivalents for the three months ended March 31, 1995 are not included in the calculation as their effect is immaterial. Convertible subordinated debentures for the three month periods ended March 31, 1995 and 1994 are excluded from the calculations of fully diluted earnings per share as their inclusion would be antidilutive. The number of common shares used for computing primary and fully diluted net earnings per share were as follows:

Three months ended March 31,      1995       1994
                                ---------  ---------
     Primary..................  7,187,014  7,170,355
     Fully diluted............  7,496,628  7,170,355

NOTE 6 - RECLASSIFICATION OF PRIOR AMOUNTS

Certain amounts in the accompanying Condensed Consolidated Balance Sheets at December 31, 1994 have been reclassified to conform to those classifications used in 1995.

           UNAUDITED CONSOLIDATED CONDENSED PRO FORMA FINANCIAL DATA

  The accompanying unaudited consolidated condensed pro forma balance sheet presents the consolidated financial position of Sierra and CII at March 31, 1995, assuming that the proposed Merger had occurred as of March 31, 1995. Such pro forma information is based upon the historical balance sheet data of the respective companies, at that date, giving effect to the proposed Merger using the pooling-of-interests method of accounting and the discontinued operations adjustments described in the accompanying notes to unaudited consolidated condensed pro forma financial data.

  The accompanying unaudited consolidated condensed pro forma statements of operations give effect to the proposed Merger by consolidating the results of operations of Sierra and CII for the three months ended March 31, 1995 and for each of the years in the three-year period ended December 31, 1994 using the pooling-of-interests method of accounting and by giving effect to the discontinued operations adjustments described in the accompanying notes to unaudited consolidated condensed pro forma financial data.

  In the second quarter of 1995, CII determined that it would dispose of InteLock. The accompanying unaudited consolidated condensed pro forma financial data contain adjustments to eliminate the operations of InteLock from continuing operations and to segregate and combine, in the balance sheet, the net assets and liabilities of InteLock.

  Certain reclassifications have been made to the historical financial data of Sierra for certain periods to conform to its current presentation. Certain reclassifications have been made to the historical financial data of CII to conform to Sierra's current presentation. CII's historical balance sheets were previously unclassified. For purposes of the pro forma presentation, judgments were made as to expected maturities of assets and liabilities.

  The accompanying unaudited consolidated condensed pro forma financial data should be read in conjunction with the separate historical financial statements and notes thereto of Sierra and CII. The following unaudited consolidated condensed pro forma financial data is presented for information purposes only and is not necessarily indicative of the results of future operations of the consolidated entity or the actual results that would have been achieved had the Merger been consummated on the dates presented.

                 SIERRA HEALTH SERVICES, INC. AND SUBSIDIARIES

            UNAUDITED CONSOLIDATED CONDENSED PRO FORMA BALANCE SHEET

                                 MARCH 31, 1995

                                 HISTORICAL           DISCONTINUED     POOLING-OF-
                          --------------------------   OPERATIONS       INTERESTS        PRO FORMA
                             SIERRA         CII       ADJUSTMENTS      ADJUSTMENTS      CONSOLIDATED
                          ------------  ------------  ------------     ------------     ------------
ASSETS
Current Assets:
 Cash and Cash
  Equivalents...........  $ 28,014,000  $  7,019,000  $   (308,000)(c)                  $ 34,725,000
 Short-term Securities..    90,024,000    37,488,000                                     127,512,000
 Accounts Receivable....     6,340,000    15,372,000                                      21,712,000
 Reinsurance
  Recoverable...........                   1,827,000                                       1,827,000
 Financed Premiums
  Receivable............                  13,128,000                                      13,128,000
 Prepaid Expenses and
  Other Assets..........     8,352,000    12,148,000    (4,017,000)(c) $  3,200,000 (d)   19,683,000
                          ------------  ------------  ------------     ------------     ------------
   Total Current Assets.   132,730,000    86,982,000    (4,325,000)       3,200,000      218,587,000
                          ------------  ------------  ------------     ------------     ------------
Land, Building and
 Equipment..............    91,239,000     6,574,000      (162,000)(c)                    97,651,000
 Accumulated Deprecia-
  tion..................   (24,309,000)   (2,430,000)       58,000 (c)                   (26,681,000)
                          ------------  ------------  ------------     ------------     ------------
   Land, Building and
    Equipment-Net.......    66,930,000     4,144,000      (104,000)                       70,970,000
                          ------------  ------------  ------------     ------------     ------------
Other Assets:
 Funds Withheld by
  Ceding Insurance
  Company...............     9,855,000                                                     9,855,000
 Long-term Securities...    12,626,000   170,360,000                                     182,986,000
 Restricted Cash and
  Securities............     4,184,000     6,058,000                                      10,242,000
 Reinsurance
  Recoverable ..........                  28,670,000                                      28,670,000
 Net Assets of
  Discontinued
  Operations............                                 2,926,000 (c)                     2,926,000
 Other..................     5,963,000    11,561,000                                      17,524,000
                          ------------  ------------  ------------     ------------     ------------
   Total Other Assets...    32,628,000   216,649,000     2,926,000                       252,203,000
                          ------------  ------------  ------------     ------------     ------------
     TOTAL ASSETS.......  $232,288,000  $307,775,000  $ (1,503,000)    $  3,200,000     $541,760,000
                          ============  ============  ============     ============     ============
LIABILITIES AND
 SHAREHOLDERS' EQUITY
Current Liabilities:
 Accrued Liabilities....  $  8,193,000  $ 12,007,000  $(1,503,000)(c)  $ 10,500,000 (b) $ 29,197,000
 Accrued Payroll and
  Taxes.................     8,715,000     1,951,000                                      10,666,000
 Medical Claims
  Payable...............    30,574,000                                                    30,574,000
 Current Portion of
  Loss and Loss
  Adjustment Expense....                  47,706,000                                      47,706,000
 Unearned Premiums
  Revenue...............     9,714,000    10,250,000                                      19,964,000
 Current Portion of
  Long-term Debt........     2,186,000     8,000,000                                      10,186,000
                          ------------  ------------  ------------     ------------     ------------
   Total Current Liabil-
    ities...............    59,382,000    79,914,000    (1,503,000)      10,500,000      148,293,000
Future Policy Benefits..     9,855,000                                                     9,855,000
Loss and Loss Adjustment
 Expense................                 140,261,000                                     140,261,000
Long-term Debt..........    18,688,000    56,800,000                                      75,488,000
Minority Interests......       457,000                                                       457,000
                          ------------  ------------  ------------     ------------     ------------
   Total Liabilities....    88,382,000   276,975,000    (1,503,000)      10,500,000      374,354,000
                          ------------  ------------  ------------     ------------     ------------
Shareholders' Equity:
 Common Stock...........        74,000     3,594,000                     (3,581,000)(a)       87,000
 Additional Paid-in
  Capital...............    81,866,000    58,566,000                      3,581,000 (a)  144,013,000
 Treasury Stock.........      (130,000)                                                     (130,000)
 Unrealized Loss on
  Available-for-Sale
  Securities............      (889,000)     (355,000)                                     (1,244,000)
 Retained Earnings (Ac-
  cumulated Deficit)....    62,985,000   (31,005,000)                   (10,500,000)(b)   24,680,000
                                                                          3,200,000 (d)
                          ------------  ------------  ------------     ------------     ------------
   Total Shareholders'
    Equity..............   143,906,000    30,800,000                     (7,300,000)     167,406,000
                          ------------  ------------  ------------     ------------     ------------
     TOTAL LIABILITIES &
      SHAREHOLDERS'
      EQUITY............  $232,288,000  $307,775,000  $ (1,503,000)    $  3,200,000     $541,760,000
                          ============  ============  ============     ============     ============

             See the accompanying notes to unaudited consolidated
                      condensed pro forma financial data

                 SIERRA HEALTH SERVICES, INC. AND SUBSIDIARIES

                   UNAUDITED CONSOLIDATED CONDENSED PRO FORMA
                            STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1995

                               HISTORICAL
                         ------------------------       PRO FORMA       PRO FORMA
                           SIERRA         CII          ADJUSTMENTS     CONSOLIDATED
                         -----------  -----------      -----------     ------------
OPERATING REVENUES:
Premiums................ $75,548,000                                   $ 75,548,000
Specialty Product Reve-
 nues...................   2,791,000  $20,284,000                        23,075,000
Professional Fees.......   3,818,000                                      3,818,000
Investment and Other
 Revenues...............   1,472,000    4,900,000      $  (541,000)(c)    5,831,000
                         -----------  -----------      -----------     ------------
    Total...............  83,629,000   25,184,000         (541,000)     108,272,000
                         -----------  -----------      -----------     ------------
OPERATING EXPENSES:
Medical Expenses........  57,720,000                                     57,720,000
Specialty Product
 Expenses...............   1,600,000   11,852,000                        13,452,000
General, Administrative
 and Other..............  15,109,000   11,904,000   (   (1,504,000)(c)   24,279,000
                                                    (   (1,230,000)(e)
                         -----------  -----------      -----------     ------------
    Total...............  74,429,000   23,756,000       (2,734,000)      95,451,000
                         -----------  -----------      -----------     ------------
OTHER INCOME (EXPENSE):
Minority Interests......     501,000                                        501,000
Interest Expense and
 Other, Net.............    (307,000)                   (1,230,000)(e)   (1,537,000)
                         -----------  -----------      -----------     ------------
    Total...............     194,000                    (1,230,000)      (1,036,000)
                         -----------  -----------      -----------     ------------
INCOME FROM CONTINUING
 OPERATIONS BEFORE
 INCOME TAXES...........   9,394,000    1,428,000          963,000       11,785,000
PROVISION FOR INCOME
 TAXES..................   3,147,000                                      3,147,000
                         -----------  -----------      -----------     ------------
INCOME FROM CONTINUING
 OPERATIONS............. $ 6,247,000  $ 1,428,000      $   963,000     $  8,638,000
                         ===========  ===========      ===========     ============
INCOME PER SHARE FROM
 CONTINUING OPERATIONS.. $      0.43  $      0.19                      $       0.50 (f)
                         ===========  ===========                      ============

             See the accompanying notes to unaudited consolidated
                      condensed pro forma financial data

                 SIERRA HEALTH SERVICES, INC. AND SUBSIDIARIES

                   UNAUDITED CONSOLIDATED CONDENSED PRO FORMA
                            STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                HISTORICAL
                         --------------------------       PRO FORMA       PRO FORMA
                            SIERRA         CII           ADJUSTMENTS     CONSOLIDATED
                         ------------  ------------      -----------     ------------
OPERATING REVENUES:
Premiums................ $269,382,000                                    $269,382,000
Specialty Product Reve-
 nues...................   10,487,000  $ 90,800,000                       101,287,000
Professional Fees.......   12,331,000                                      12,331,000
Investment and Other
 Revenues...............    3,601,000    17,515,000      $(2,035,000)(c)   19,081,000
                         ------------  ------------      -----------     ------------
    Total...............  295,801,000   108,315,000       (2,035,000)     402,081,000
                         ------------  ------------      -----------     ------------
OPERATING EXPENSES:
Medical Expenses........  200,229,000                                     200,229,000
Specialty Product Ex-
 penses.................    5,823,000    53,689,000                        59,512,000
General, Administrative
 and Other..............   53,671,000    46,082,000    (  (4,536,000)(c)   90,759,000
                                                       (  (4,458,000)(e)
                         ------------  ------------      -----------     ------------
    Total...............  259,723,000    99,771,000       (8,994,000)     350,500,000
                         ------------  ------------      -----------     ------------
OTHER INCOME (EXPENSE):
Minority Interests......     (113,000)                                       (113,000)
Interest Expense and
 Other, Net.............   (1,830,000)                    (4,458,000)(e)   (6,288,000)
                         ------------  ------------      -----------     ------------
    Total...............   (1,943,000)                    (4,458,000)      (6,401,000)
                         ------------  ------------      -----------     ------------
INCOME FROM CONTINUING
 OPERATIONS BEFORE
 INCOME TAXES...........   34,135,000     8,544,000        2,501,000       45,180,000
PROVISION (BENEFIT) FOR
 INCOME TAXES...........   11,931,000    (3,695,000)                        8,236,000
                         ------------  ------------      -----------     ------------
INCOME FROM CONTINUING
 OPERATIONS............. $ 22,204,000  $ 12,239,000      $ 2,501,000     $ 36,944,000
                         ============  ============      ===========     ============
INCOME PER SHARE FROM
 CONTINUING OPERATIONS.. $       1.71  $       1.70                      $       2.36 (f)
                         ============  ============                      ============

             See the accompanying notes to unaudited consolidated
                      condensed pro forma financial data

                 SIERRA HEALTH SERVICES, INC. AND SUBSIDIARIES

                   UNAUDITED CONSOLIDATED CONDENSED PRO FORMA
                            STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1993

                                HISTORICAL
                         --------------------------      PRO FORMA       PRO FORMA
                            SIERRA         CII          ADJUSTMENTS     CONSOLIDATED
                         ------------  ------------     -----------     ------------
OPERATING REVENUES:
Premiums................ $240,691,000                                   $240,691,000
Specialty Product Reve-
 nues...................    4,100,000  $109,614,000                      113,714,000
Professional Fees.......   11,254,000                                     11,254,000
Investment and Other
 Revenues...............    2,032,000    16,588,000     $  (849,000)(c)   17,771,000
                         ------------  ------------     -----------     ------------
    Total...............  258,077,000   126,202,000        (849,000)     383,430,000
                         ------------  ------------     -----------     ------------
OPERATING EXPENSES:
Medical Expenses........  178,526,000                                    178,526,000
Specialty Product Ex-
 penses.................    2,977,000    82,752,000                       85,729,000
General, Administrative
 and Other..............   50,715,000    38,652,000   (  (1,253,000)(c)   83,854,000
                                                      (  (4,260,000)(e)
                         ------------  ------------     -----------     ------------
    Total...............  232,218,000   121,404,000      (5,513,000)     348,109,000
                         ------------  ------------     -----------     ------------
OTHER INCOME (EXPENSE):
Minority Interests......     (179,000)                                      (179,000)
Interest Expense and
 Other, Net.............        2,000                    (4,260,000)(e)   (4,258,000)
                         ------------  ------------     -----------     ------------
    Total...............     (177,000)                   (4,260,000)      (4,437,000)
                         ------------  ------------     -----------     ------------
INCOME FROM CONTINUING
 OPERATIONS BEFORE
 INCOME TAXES...........   25,682,000     4,798,000         404,000       30,884,000
PROVISION FOR INCOME
 TAXES..................    8,239,000       196,000                        8,435,000
                         ------------  ------------     -----------     ------------
INCOME FROM CONTINUING
 OPERATIONS............. $ 17,443,000  $  4,602,000     $   404,000     $ 22,449,000
                         ============  ============     ===========     ============
INCOME PER SHARE FROM
 CONTINUING OPERATIONS.. $       1.42  $       0.64                     $       1.50 (f)
                         ============  ============                     ============

             See the accompanying notes to unaudited consolidated
                      condensed pro forma financial data

                 SIERRA HEALTH SERVICES, INC. AND SUBSIDIARIES

                   UNAUDITED CONSOLIDATED CONDENSED PRO FORMA
                            STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1992

                                HISTORICAL
                         --------------------------   PRO FORMA       PRO FORMA
                            SIERRA         CII       ADJUSTMENTS     CONSOLIDATED
                         ------------  ------------  -----------     ------------
OPERATING REVENUES:
Premiums................ $217,624,000                                $217,624,000
Specialty Product Reve-
 nues...................    4,063,000  $103,166,000                   107,229,000
Professional Fees.......   10,206,000                                  10,206,000
Investment and Other
 Revenues...............    2,060,000    13,337,000                    15,397,000
                         ------------  ------------  -----------     ------------
    Total...............  233,953,000   116,503,000                   350,456,000
                         ------------  ------------  -----------     ------------
OPERATING EXPENSES:
Medical Expenses........  166,495,000                                 166,495,000
Specialty Product Ex-
 penses.................    2,451,000   119,496,000                   121,947,000
General, Administrative
 and Other..............   44,176,000    38,231,000  $(4,136,000)(e)   78,271,000
                         ------------  ------------  -----------     ------------
    Total...............  213,122,000   157,727,000   (4,136,000)     366,713,000
                         ------------  ------------  -----------     ------------
OTHER INCOME (EXPENSE):
Minority Interests......     (249,000)                                   (249,000)
Interest Expense and
 Other, Net.............     (505,000)                (4,136,000)(e)   (4,641,000)
Litigation Settlement...     (784,000)                                   (784,000)
                         ------------  ------------  -----------     ------------
    Total...............   (1,538,000)               $(4,136,000)      (5,674,000)
                         ------------  ------------  -----------     ------------
INCOME (LOSS) FROM
 CONTINUING OPERATIONS
 BEFORE INCOME TAXES....   19,293,000   (41,224,000)                  (21,931,000)
PROVISION FOR INCOME
 TAXES..................    5,690,000     1,355,000                     7,045,000
                         ------------  ------------  -----------     ------------
INCOME (LOSS) FROM
 CONTINUING OPERATIONS.. $ 13,603,000  $(42,579,000)                 $(28,976,000)
                         ============  ============  ===========     ============
INCOME (LOSS) PER SHARE
 FROM CONTINUING
 OPERATIONS............. $       1.14  $      (5.94)                 $      (1.98)(f)
                         ============  ============                  ============

             See the accompanying notes to unaudited consolidated
                      condensed pro forma financial data

      NOTES TO UNAUDITED CONSOLIDATED CONDENSED PRO FORMA FINANCIAL DATA

NOTE 1--BASIS OF PRESENTATION

  The accompanying unaudited consolidated condensed pro forma balance sheet presents the consolidated financial position of Sierra and CII as of March 31, 1995, assuming that the proposed Merger had occurred as of March 31, 1995, and records the effects of the decision to dispose of InteLock. The accompanying unaudited consolidated condensed pro forma statements of operations give effect to the proposed Merger by consolidating the results of operations of the respective companies for the three months ended March 31, 1995 and for each of the years in the three-year period ended December 31, 1994 assuming that the proposed Merger had occurred as of January 1, of each period presented.

NOTE 2--PRO FORMA ADJUSTMENTS

(a) To reflect the issuance of approximately 2,660,000 shares of Sierra Common Stock in exchange for 100% of the shares of outstanding CII Common Stock based upon applying the Exchange Ratio fixed at 0.37 to the number of shares of CII Common Stock outstanding at March 31, 1995.

(b) Nonrecurring costs estimated to be $10,500,000 will be recorded in connection with the Merger. These costs consist primarily of professional fees. Because such costs are nonrecurring, they have not been recorded in the accompanying unaudited consolidated condensed pro forma statements of operation. However, such costs will be charged to income in the first period following the consummation of the Merger.

(c) In June 1995, CII signed a definitive agreement to sell InteLock, its majority-owned subsidiary engaged in the electronic door lock manufacturing business for a combination of common stock, warrants and cash. Losses on discontinued operations were $963,000, $2,501,000 and $404,000 for the three-month period ended March 31, 1995 and the years ended December 31, 1994 and 1993, respectively. In the three month period ended June 30, 1995, CII will report a charge to income and a reduction of shareholders' equity of approximately $5,637,000 for a total loss of $6,600,000 in 1995.

(d) Subsequent to the Merger, CII will be included in Sierra's consolidated tax return. CII has loss reserves that were expensed for financial reporting purposes but not deducted for income tax purposes resulting in a deferred tax asset. Because of the unlikelihood that CII would be able to utilize the benefit of the deferred tax asset, a valuation reserve was recorded to reduce the deferred tax asset. As a result of including CII in the consolidated tax return with Sierra, it is more likely than not that $3,200,000 of the benefit of the deferred tax asset will be utilized. Consequently, in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("FAS 109"), $3,200,000 of the valuation allowance related to the net deferred tax asset will be reduced and will be recorded as an increase in the amount of the adjustment to the cumulative effect of adopting FAS 109, effective January 1, 1993, and will be reported in the statement of operations below income from continuing operations.

(e) To conform CII's financial statement presentation to that of Sierra's, interest expense which has historically been classified by CII as general, administrative and other has been reclassified to interest expense and other, net.

(f) Pro forma consolidated earnings per share calculations are based upon the weighted average common shares outstanding for Sierra for each period plus CII's weighted average common shares outstanding multiplied by the Exchange Ratio fixed at 0.37. The pro forma weighted average common shares outstanding were 17,413,000, 15,678,000, 14,939,000 and 14,601,000 for the
    period ended March 31, 1995 and the years ended December 31, 1994, 1993 and 1992, respectively.